UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RESACA EXPLOITATION, INC.

(Exact name of Registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	26-2955638 (I.R.S. Employer Identification Number)

1331 Lamar, Suite 1450 Houston, Texas (Address of Principal Executive Offices)	77010 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01 per share	NYSE Amex

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates: 333-164551

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of Resaca Exploitation, Inc.’s (the “Company”) common stock, par value $0.01 per share (the “Common Stock”), is set forth under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (Registration No. 333-164551), originally filed with the United States Securities and Exchange Commission on January 27, 2010, as amended, including any form of prospectus filed pursuant to Rule 424(b) of Regulation C promulgated under the Securities Act of 1933, as amended, relating thereto, which description is incorporated herein by reference.

Our Common Stock currently trades on AIM of the London Stock Exchange under the symbol “RSOX.”  We have applied to have our Common Stock listed on the NYSE Amex.

Item 2. Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the NYSE Amex and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Resaca Exploitation, Inc.

By:	/s/ Mary Lou Fry
Mary Lou Fry
Vice President, General Counsel and Secretary

Date: April 2, 2010